Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2023 of The Toro Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Richard M. Olson, Chairman of the Board, President and Chief Executive Officer of the Company, and Angela C. Drake, Vice President, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard M. Olson
Richard M. Olson
Chairman of the Board, President and Chief Executive Officer
Date: September 7, 2023

/s/ Angela C. Drake
Angela C. Drake
Vice President, Chief Financial Officer
Date: September 7, 2023

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.